Exhibit 10.2

FIRST AMENDMENT

TO

ANADIGICS, INC.

EMPLOYEE STOCK PURCHASE PLAN

AMENDED AND RESTATED

(updated 5/15/2008 & 5/13/2010 by shareholder vote)

(updated 7/26/2012 by compensation committee)

(the “Plan”)

Effective as of January 1, 2015

WHEREAS, on October 23, 2014, the Board of Directors of ANADIGICS, Inc. (the “Company”) authorized and approved amendments to the Company’s Plan;

The Plan is hereby amended as follows:

Section 5 (ii) is hereby deleted and replaced in its entirety as follows:

(ii) elect and authorize the purchase by him for each Purchase Period of a number of shares of Common Stock on the Exercise Date (as defined in Section 7) with respect to the applicable Purchase Period which shall not exceed the number of shares which may be purchased at a price equal to 85% of the lesser of the Fair Market Value (determined in accordance with Section 7) of the Common Stock on the first day or the last day of such Purchase Period with the maximum aggregate amount of payroll deductions for the Purchase Period (based on the participant’s Compensation in the effect on the first day of the Purchase Period);

Sections 7 (a) and (b) are hereby deleted and replaced in their entirety as follows:

(a)	an amount equal to 85% of the Fair Market Value of the Common Stock at the time such option is granted (i.e., the first day of the Purchase Period), or

(b)	an amount equal to 85% of the Fair Market Value of the Common Stock at the time such option is exercised (i.e., the Exercise Date).